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                                                                    EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY
              FOR TENDER OF ____ % SERIES B SENIOR NOTES DUE _____
                                       OF
                        YORKSHIRE POWER FINANCE LIMITED

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the above-referenced ___% Series A Senior Notes Due _____ (the "Original Senior Notes") are not immediately available, (ii) Original Senior Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering Original Senior Notes" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

                              THE BANK OF NEW YORK

                  By Mail:                        By Hand or Overnight Courier:

              The Bank of New York                    The Bank of New York
               101 Barclay Street                      101 Barclay Street
                    Floor 7E                    Corporate Trust Services Window
           New York, New York  10286                      Ground Floor
              Attn:  Diana Torres                   New York, New York  10286
                                                       Attn:  Diana Torres

         FOR INFORMATION AND TO CONFIRM              FACSIMILE TRANSMISSIONS:
                  BY TELEPHONE                    (ELIGIBLE INSTITUTIONS ONLY)
                 (212) 815-5789                          (212) 815-6339



DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Yorkshire Power Finance Limited, a private company with limited liability incorporated under the laws of the Cayman Islands (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated _____________, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Original Senior Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Original Senior Notes."

Name(s) of Registered Holder(s):

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Aggregate Principal Amount Tendered:

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Certificate No(s):

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Address(es):

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Area Code and Telephone Number(s):

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If Original Senior Notes will be tendered by book-entry transfer, provide the following information:

Signature(s):

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DTC Account Number:

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Date:

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              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at any of its addresses set forth above, either the Original Senior Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Senior Notes to the Exchange Agent's account at The Depositary Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within five business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Original Senior Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

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Authorized Signature:

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Title:

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Address:

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Telephone Number:

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Date:

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     NOTE: DO NOT SEND ORIGINAL SENIOR NOTES WITH THIS NOTICE OF GUARANTEED
DELIVERY. ACTUAL SURRENDER OF ORIGINAL SENIOR NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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